                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


                                            DIRECT/INDIRECT
NAME OF SUBSIDIARY                          INCORPORATION    JURISDICTION OF
------------------                          -------------    ---------------

Blue Ridge Finance Company, Inc.                Direct       South Carolina
Carolina First Bank                             Direct       South Carolina
Carolina First Guaranty Reinsurance, Ltd.       Direct       Castries, St. Lucia
Carolina First Investment Limited Partnership   Direct       South Carolina
Carolina First Mortgage Company                 Direct       South Carolina
Carolina First Mortgage Loan Trust              Indirect     South Carolina
Carolina First Securities, Inc.                 Indirect     South Carolina
CF Investment Company                           Indirect     South Carolina
CF Technology Services                          Direct       Florida
Citrus Bank                                     Direct       Florida
Citrus REIT Corporation                         Indirect     Florida
FLOREIT, Inc.                                   Indirect     Virginia
Poinsett Service Corporation                    Indirect     South Carolina
SCOREIT, Inc.                                   Indirect     Virginia
South Financial Capital Trust I                 Direct       Delaware
The South Financial Wealth Management Group     Indirect     South Carolina